EXHIBIT 10.1

          The 1997 Stock Option Plan (the “1997 Stock Plan”) was amended by the Board of Directors on February 8, 2002 and approved by the shareholders on April 30, 2002 to clarify that participation in the 1997 Option Plan is allowed by all full-time and part-time employees of the Company and its subsidiaries. Specifically, Section 2.7 of the 1997 Stock Option Plan is amended as follows:

"Eligible Persons” means individuals who are (a) salaried employees (including, without limitation, officers and directors who are also employees) of the Company or one of its Subsidiaries, (b) Non-Employee Directors, or (c) consultants to the Company.